Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
Neurologix, Inc.	Lippert/Heilshorn & Associates, Inc.
Michael Sorell, CEO	Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 592-6451	Shayne Payne (spayne@lhai.com)
www.neurologix.net	(212) 838-3777

UPDATE OF NEUROLOGIX PHASE I CLINICAL TRIAL OF GENE THERAPY FOR PARKINSON’S DISEASE PRESENTED AT AANS ANNUAL MEETING

FORT LEE, N.J. (April 22, 2005) - Neurologix Inc. (OTCBB: NRGX) today announced that on April 20, 2005, its scientific co-founder, Michael G. Kaplitt, M.D. Ph.D., presented a clinical update as the Company sponsored landmark Phase I gene therapy trial for the treatment of Parkinson’s disease nears completion. This update was given at the 73rd annual meeting of the American Association of Neurological Surgeons (AANS) held in New Orleans.

Dr. Kaplitt highlighted the rationale for targeting the overactive subthalamic nucleus in Parkinson's disease patients with the GAD (glutamic acid decarboxylase) gene, which synthesizes the major inhibitory neurotransmitter in the brain, gamma-aminobutyric acid (GABA). He also reported that he completed the surgical gene therapy procedure on a total of 11 patients at The New York Presbyterian Hospital/Weill Medical College of Cornell University. These patients are being monitored and evaluated neurologically before and for one year after surgery by Drs. David Eidelberg and Andrew Feigin at the North Shore Hospital Long Island Jewish Movement Disorder Clinic. The first four patients were treated with the lowest-dose and have now been followed for more than one year. Three of the four patients treated in the second, mid-dose cohort have been followed for more than six months. The remaining four patients, including three in the highest dose cohort, have been followed for intervals up to six months.

The primary outcome measure of this phase I study is safety, and Dr. Kaplitt reported that to date there has been no evidence of any treatment-related adverse effects.

About the Neurologix Phase I Clinical Trial
The Phase I trial, which is the first FDA-approved clinical trial to test gene therapy to treat Parkinson’s disease, is an open-label dose-escalation study with four patients in each of three escalating dose cohorts. The third cohort of four patients receives 10 times the dose of the first cohort. The 12 patients participating in the trial must have been diagnosed with severe Parkinson’s disease of at least five years duration and who no longer adequately respond to current medical therapies.

The Gene Therapy Procedure
The surgery entails a stereotactic neurosurgical procedure performed under local anesthesia. First, MRI is used to image the target subthalamic nucleus (STN) region of the brain. The STN is mapped using microelectrodes by recording from single neurons as the electrode is slowly moved towards the STN. Once a signature firing pattern is obtained confirming that the electrode is in the STN, the fine-wire electrode is removed, leaving only the microelectrode sheath through which a hair-thin (170 microns) hollow tube is inserted. Thirty-five microliters containing 3.5 billion particles of the “AAV” (adeno associated virus) viral vector (and a correspondingly higher dose in subsequent cohorts) containing a GAD gene (cDNA), is then infused at 0.5 microliters/minute, together with 15 microliters of 25% mannitol. After the 100-minute infusion period, the delivery catheter is withdrawn and the incision is closed. No hardware is left behind following this procedure.

“We are pleased and encouraged with our progress to date and look forward to the next phase, which will focus on the efficacy of our proprietary treatment for patients with this disease,” said Dr. Michael Sorell, CEO of Neurologix.

About Neurologix
Neurologix, Inc. is a development-stage company that through its subsidiary Neurologix Research, Inc. is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy, and its core NLX technology is currently being tested in a Phase I human clinical trial to treat Parkinson's disease.

Cautionary Statement Regarding Forward-Looking Statements

This news release includes certain statements of Neurologix, Inc. (the “Company”) that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

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The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2004, it has incurred net losses and negative cash flows from operating activities of $8,774,000 and $7,741,000 respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

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If the ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

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Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

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There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled “Risk Factors” in the Company's 2004 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

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